UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2013

OPTICAL CABLE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA		24019
(Address of principal executive offices)		(Zip Code)
(540) 265-0690
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01 Entry into a Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

Item 9.01 Financial Statements and Exhibits

Signatures

Exhibits

Item 1.01. Entry into a Material Definitive Agreement
On August 30, 2013, Optical Cable Corporation (the “Company” or “OCC®”) refinanced and replaced its existing revolving credit facility with SunTrust Bank (the "Bank") which had total credit availability of up to $6.0 million, with a new revolving credit facility with the Bank which has total credit availability of up to $9.0 million. At this time, OCC has no plans for the use of the increased total credit availability under the new revolving credit facility with the Bank.
OCC and the Bank entered into a revolving credit facility on April 30, 2010 consisting of a Commercial Note and Agreement to Commercial Note under which the Bank provided the Company with a revolving line of credit for the working capital needs of the Company. The Commercial Note was due to mature on May 31, 2014.
On August 30, 2013, the Company refinanced the existing arrangement with SunTrust Bank and replaced the Commercial Note with a new Commercial Note and new Agreement to Commercial Note. The new Commercial Note increases the loan limit that the Company may borrow under its line of credit from $6.0 million to $9.0 million, removes the interest rate floor of 3% and the unused commitment fee in exchange for a slightly higher interest rate on outstanding balances of LIBOR plus 2.2% (which at this time results in an interest rate of 2.4%), and provides a maturity date of the new Commercial Note of August 31, 2015. The new Commercial Note, new Agreement to Commercial Note and new Addendum A to Note are attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by reference.
Under the terms of the new Commercial Note, the Company may borrow an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) $9,000,000, or (ii) the sum of 85% of certain receivables aged 90 days or less plus 35% of the lesser of $1 million or certain foreign receivables plus 25% of certain raw materials inventory. Within the revolving loan limit of the new Commercial Note, the Company may borrow, repay, and reborrow, at any time or from time to time until August 31, 2015, the extended maturity date of the new Commercial Note.
Advances under the new Commercial Note accrue interest at LIBOR plus 2.2%. Accrued interest on the outstanding principal balance shall be paid on the first day of each month, with all then outstanding principal, interest, fees and costs due at the Commercial Note maturity date of August 31, 2015.
As was the case with the existing arrangement with the Bank, the new Commercial Note creates a first priority lien upon and is secured by all accounts, deposit accounts, inventory, general intangibles, instruments, investment property, letter of credit rights, commercial tort claims, documents, and chattel paper, and with respect to all of the foregoing, without limitation, all goods represented thereby, all accessions thereto, and all goods that may be substituted therefore, reclaimed or repossessed from or returned by account debtors and all proceeds, products, rents and profits thereof, now owned or hereinafter acquired and proceeds thereof.
Also on August 30, 2013, the Company entered into a Sixth Loan Modification Agreement with Valley Bank to amend the definition of “SunTrust Debt” to provide for the revisions to the Commercial Note described herein. The Sixth Loan Modification Agreement dated August 30, 2013 is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement
In conjunction with the refinancing referenced above, the Commercial Note and Agreement to Commercial Note entered into on April 30, 2010, as amended, were terminated. There were no early penalties payable as a result of the termination resulting from the refinance of the Commercial Note and Agreement to Commercial Note.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

99.1	Commercial Note dated August 30, 2013. (FILED HEREWITH)
99.2	Agreement to Commercial Note dated August 30, 2013. (FILED HEREWITH)
99.3	Addendum A to Note dated August 30, 2013. (FILED HEREWITH)
99.4	Sixth Loan Modification Agreement dated August 30, 2013. (FILED HEREWITH)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer
Dated: September 3, 2013

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